EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-149450) pertaining to the Garmin International, Inc. 401(k) and Pension Plan,
2.	Registration Statement (Form S-8 No. 333-124818) pertaining to the Garmin International, Inc. 401(k) and Pension Plan,
3.	Registration Statement (Form S-8 No. 333-52766) pertaining to the Garmin International, Inc. Savings and Profit Sharing Plan;

of our report dated June 24, 2010, with respect to the financial statements and supplemental schedule of the Garmin International, Inc. 401(k) and Pension Plan as of December 31, 2009 and 2008, and for the years ended December 31, 2009 and 2008 included in this Annual Report on Form 11-K.

/s/ Mayer Hoffman McCann P.C.
Leawood, Kansas
June 24, 2010

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